Exhibit 10.1

J.P. Morgan Securities (Asia Pacific) Limited
8 Connaught Road
Chater House,
28/F, Central
Hong Kong

November 24, 2011

PRIVATE AND CONFIDENTIAL

Coach, Inc.
516 West 34th Street
12th Floor
New York, New York 10001

Dear Sirs,

We are pleased to confirm the arrangements under which J.P. Morgan Securities (Asia Pacific) Limited (“JPM”) is engaged by Coach, Inc. (the “Company”; together with its subsidiaries, the “Group”) as its sponsor in connection with the proposed listing by way of introduction (the “Introduction”) of depositary receipts of the Company (the “Depositary Receipts”) on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”).

1.	Our Services

1.1
In consideration of JPM’s agreement to provide the services required herein, the Company agrees to appoint JPM to act as the Company’s sole sponsor (the “Sponsor”) for the purposes of the Introduction, and confirms that the foregoing appointment confers on JPM all powers, authorities and discretions on behalf of the Company which are necessary for or incidental to the Introduction, and ratifies and confirms and agrees to ratify and confirm everything which JPM shall lawfully and reasonably do or has done in the exercise of such powers, authorities and discretions pursuant to the terms in this sponsor agreement (“Sponsor Agreement”).

1.2
During the term of JPM’s engagement, which commenced on March 14, 2011, and will continue, unless earlier terminated in accordance with terms hereof, until the listing of the Depositary Receipts on the Stock Exchange or such later date as the Company and JPM may mutually agree (the “Engagement”), it will act as the Sponsor and provide the Company with assistance in connection with the Introduction, including with respect to the Sponsor’s obligations under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) and which may include, if appropriate, advice and assistance with respect to planning, coordinating and executing the Introduction in accordance with JPM’s role as the Sponsor during the Introduction process.

1.3
The performance by JPM of the services hereunder, its agreement to act as the Sponsor and the granting and not withdrawing of its consent to the issue of the Listing Document with the inclusion therein of references to its name in the form and context in which they are included will be subject to and conditional upon:

(i)	the Company making the representations, warranties and undertakings as contained in Schedule 1 hereto (“Warranties”);

(ii)	JPM receiving the documents listed in:

(a)
Part A of Schedule 3 not later than 5:00 p.m. on the Business Day before the date of the listing document of the Company for the purpose of the Introduction (the “Listing Document” and the date of such document, the “Listing Document Date”) (unless otherwise agreed between the Company and JPM); and

(b)
Part B of Schedule 3 not later than 5:00 p.m. on the Business Day prior to the date on which dealings in the Depositary Receipts  commence on the Main Board of the Stock Exchange (the “Listing Date”); and

(iii)
the Stock Exchange granting listing of and permission to deal in the Depositary Receipts to be issued pursuant to the Introduction not later than November 30, 2011 or such later date as the Company and the Sponsor may agree and such listing and permission not subsequently having been revoked prior to the commencement of dealings in the Depositary Receipts on the Stock Exchange.

In this Sponsor Agreement, “Business Day” shall mean any day on which the Stock Exchange is open for business of dealing in securities.

Unless otherwise defined, capitalized terms used in this Sponsor Agreement shall have the same meaning ascribed to such terms in the Listing Document.

1.4
If any of the conditions set out in clause 1.3 is not fulfilled in accordance with the terms of this Sponsor Agreement or waived by the Sponsor on or before the date and/or time specified therefor, this Sponsor Agreement shall terminate with immediate effect and the provisions of clauses 9.2 and 9.3 shall apply.

2.	Representations and Warranties

2.1
The Company hereby represents, warrants and undertakes to JPM in the terms set out in Schedule 1 hereto. The Company undertakes that it, and undertakes to procure that its directors (the “Directors”) or executive officers (the “Executive Officers”), will not at any time prior to the Listing Date, do or omit to do anything which would cause any of the Warranties to be untrue or misleading in any respect. If (i) any breach of any of the Warranties or (ii) any occurrence of any event which, if it had occurred before the date of this Sponsor Agreement, would have rendered any of the Warranties untrue, inaccurate or misleading in any respect and which has a material adverse effect on the HDR Holders in the context of the Introduction or the Group taken as a whole, shall come to the knowledge of the Company, any of the Directors or Executive Officers, or JPM, before the Listing Date, the Company or such Director or JPM (as the case may be) will forthwith notify the other parties hereto, giving information thereof. To the extent that any such breach or event renders any statement in the Listing Document untrue, incorrect or misleading in any material respect, the Company agrees to rectify the Listing Document (including issuing any supplemental listing document) in such a manner to JPM’s reasonable satisfaction to correct such misstatement.

2.2	The Warranties are given on and as at the date of this Sponsor Agreement and shall be given and repeated as at:

(a)	the Listing Document Date; and

(b)	the Listing Date; and

Any breach of the Warranties shall constitute a material breach of this Sponsor Agreement.

3.	Fees and Expenses

3.1          In consideration of the provision of the services by the Sponsor under this Sponsor Agreement, the Company will pay to the Sponsor a fee and will reimburse the Sponsor for certain expenses in accordance with a separate letter, dated the date hereof (the "Fees and Expenses Letter") which will be deemed to form part of this Sponsor Agreement

4.	Further Undertakings

The Company represents and undertakes to the Sponsor that:

(a)	it shall, and shall procure that each Subsidiary shall, comply in all respects with the terms and conditions of the Introduction and, in particular, without limitation each shall:

(i)
comply with, and assist the Sponsor in complying with, the obligations imposed upon it or the Sponsor (as the case may be) by or pursuant to the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), the Securities and Future Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and the Listing Rules in respect of or by reason of the making of the Introduction, including, but without limitation to, the making available for inspection in Hong Kong the documents and in the manner referred to in the section headed “Documents Available for Inspection” of the Listing Document during the period specified in that section; and

(ii)
take all steps within its power and control to provide all such information, pay all such fees and do all such things as may be required by the Stock Exchange and/or the Securities and Futures Commission of Hong Kong (“SFC”) in accordance with relevant laws so as to enable the grant of the approval for listing of, and permission to deal in, the Depositary Receipts;

(b)
to the extent that the Company is required to issue any supplemental listing document in connection with the Introduction, it will comply with such provisions in the Listing Rules as are applicable to such supplemental listing document and it will not, other than the Listing Document and the formal notice substantially in the form required under Rule 12.03 of the Listing Rules to be published in connection with the Introduction, issue, publish, distribute or make available any announcement, circular, supplement or document in connection with the Introduction without the prior written consent of the Sponsor (such consent not to be unreasonably withheld or delayed), except where the issue, publication, distribution or making available of such announcement, circular, supplement or document is required by law, rules or regulations;

(c)	the Company will deliver to the Stock Exchange the declaration substantially in the form set out in Appendix 5, Form F of the Listing Rules acceptable to the Stock Exchange;

(d)
the Company will pay, and will hold the Sponsor harmless against, any tax, duty or levy (if any), which is payable by the Company in Hong Kong or the United States (or any taxing authority or political subdivision thereof or therein), whether pursuant to the requirement of any law, rule or regulation, in connection with the creation, issue and allotment or the sale and transfer (as the case may be) of the Depositary Receipts, the Introduction, or the execution and delivery of, and performance of any provisions under this Sponsor Agreement;

(e)
the Company will maintain the listing of the Depositary Receipts on the Stock Exchange for at least one year after the conditions set out in paragraph 1.3 (“Conditions”) have been fulfilled except where such listing is withdrawn in accordance with the Listing Rules or upon a merger or tender offer conducted in accordance with the U.S. Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the United States Securities Act of 1933, as amended, (the “Securities Act”);

(f)
the Company will not, at any time after the date of this Sponsor Agreement up to and including the date on which all of the Conditions are fulfilled (or waived) in accordance with this Sponsor Agreement, amend or agree to amend its bylaws save as requested by the Stock Exchange or any other regulatory bodies;

(g)
the Company has not taken and or will not take, and the Company will procure that its Directors and Executive Officers will not take, directly or indirectly, any action designed to stabilise or manipulate, in violation of any applicable laws and regulations, the price of the Depositary Receipts or which has constituted or which would reasonably be expected to cause or result in stabilisation or manipulation, in violation of any applicable laws or regulations, of the price of any of the Depositary Receipts; and

(h)	the Company will use its best endeavours to obtain and maintain all requisite approvals and consents (if any) required in connection with the Introduction.

5.	Confidentiality

Save where required by law or regulation (including, but not limited to, the Listing Rules and the rules and regulations of the SFC,  New York Stock Exchange and the United States Securities and Exchange Commission), (a) any advice or opinions provided by JPM or its advisors, may not be disclosed by the Company to any third party (other than to Directors, employees and advisors of the Company and its Subsidiaries on a need to know basis in relation to the Introduction) and (b) any opinions or submissions made to the Stock Exchange, the Hong Kong Securities and Futures Commission, Hong Kong Securities Clearing Company Limited or the United States Securities and Exchange Commission by or on behalf of the Company or its advisors may not be disclosed by JPM to any third party (other than to directors, employees and advisors of JPM and its affiliates on a need to know basis in relation to the Introduction), except in both (a) and (b) above where the prior written consent of JPM or the Company, as required, has been obtained. The Company agrees that JPM may, following the completion of the Introduction and with the prior consent of the Company (such consent not to be unreasonably withheld), place advertisements in financial and other newspapers and journals at JPM’s expense describing its involvement in any transaction resulting from its engagement under this Sponsor Agreement and its services rendered.

6.	Indemnity

6.1	The Company agrees to indemnify JPM and certain other persons as set out in Schedule 2 to this Sponsor Agreement.

6.2
The Company agrees that, if it enters into an agreement with any other advisor other than JPM relating to the Introduction excluding or limiting the liability of that advisor in connection with its engagement with the Company, no person entitled to an indemnity or waiver of liability as referred to in paragraph 6.1 above and Schedule 2 to this Sponsor Agreement is to be prejudiced by such agreement and, if any net liability of any such person is increased as a result, the Company will, without prejudice to its other obligations under the indemnity, indemnify such person to such an extent.

7.	Other Interests

Each of JPM and its affiliates (the “JPM Group”) are engaged in securities, asset management and credit transaction service businesses. Our respective securities businesses are engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking and financial advisory services. In the ordinary course of our underwriting, trading, brokerage, asset management, credit transaction service business and financing activities, any member of the JPM Group may at any time hold long or short positions and may trade or otherwise effect transactions for its own account or the accounts of customers in debt or equity securities or senior loans of any company that may be involved in the Introduction. The Company hereby acknowledges and agrees that, by reason of law or duties of confidentiality owed to other persons, or the rules of any regulatory authority, the JPM Group may be prohibited from disclosing information to the Company, in particular information as to the JPM Group’s possible interests as described in this paragraph.  JPM undertakes that it will not, and will procure that its affiliates will not, (a) use confidential information obtained from the Company pursuant to the Engagement or their other relationships with the Company in connection with the performance by any member of the JPM Group of services for other companies; or (b) furnish any such information to other companies.

As used in this Sponsor Agreement, the term “affiliate” means, with respect to a specified person, any other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person, and the term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

8.	Obligations of the Company

The Company shall assist and co-operate with JPM in all respects reasonably necessary to enable JPM to perform its obligations under this Sponsor Agreement, shall act in accordance with all applicable statutes, rules and regulations (including, without limitation, the Listing Rules, the SFO and the SFC rules and regulations) and shall supply such information, materials and documents that are material and/or required to be included or disclosed in any submission, waiver application, or other document to be sent to the Stock Exchange or the SFC, announcement, listing document (including any supplement thereof), Listing Document, memorandum or circular or which JPM may reasonably require in connection with the Introduction and undertakes to ensure that all such information, materials and documents shall be true, accurate and complete in all material respects and not misleading in any material respect and that no material information or facts shall have been omitted or withheld.

9.	Termination

9.1
Each of the parties hereto shall have the right to terminate this Sponsor Agreement at any time before 8:00 a.m. on the date of which trading in the HDRs is to commence on the Stock Exchange, if the other party has committed a material breach of this Sponsor Agreement.

9.2
Upon termination of this Sponsor Agreement pursuant to the provisions of clause 1.4 or clause 9.1, each of the parties hereto shall cease to have any rights or obligations under this Sponsor Agreement, save in respect of prior breaches of this Sponsor Agreement and any breach of any provision of this Sponsor Agreement which is expressed to remain operative regardless of such termination.

9.3
The provisions of this Sponsor Agreement relating to confidentiality (clause 5), indemnity (clause 6 and Schedule 2), governing law (clause 11), consent to jurisdiction (clause 12) and agent for service of process (clause 13) will remain operative regardless of any such termination.

10.	Notices

Notice to the Sponsor or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)	J.P. Morgan Securities (Asia Pacific) Limited
28/F Chater House
8 Connaught Road
Central
Hong Kong
Attn: Mr. David Lau / Mr. Kelvin Ho
Tel:	(852) 2800 1851
Fax:	(852) 2167 7178

(b)	Coach, Inc.
516 West 34th Street
12th Floor
New York, New York 10001
Attn:	Todd Kahn
Executive	Vice President,
General	Counsel and Secretary
Tel:	(212) 594-1850
Fax:	(212) 629-2398

11.	Governing Law

This Sponsor Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

12.	Consent to Jurisdiction

Each of JPM and the Company hereby irrevocably agrees that the courts of Hong Kong are to have non-exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Sponsor Agreement (respectively, “Proceedings” and “Disputes”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of Hong Kong, provided always that the parties agree and acknowledge that if the Company irrevocably submits to any other jurisdiction, JPM shall have the right to bring proceedings in any court of competent jurisdiction in that other jurisdiction. Each party irrevocably waives any objection which it might at any time have to the courts of Hong Kong, or such other court as may be chosen by JPM, being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of Hong Kong, or such other court as may be chosen by JPM, are not a convenient or appropriate forum.

13.	Agent for Service of Process

The Company hereby appoints Coach Hong Kong Limited, Suite 3301, 3rd Floor, Tower 6, The Gateway, Harbor City, Kowloon, as its agent to receive on its behalf service of process in the courts of Hong Kong. If such agent ceases to be an agent of the Company, the Company shall promptly appoint and notify JPM of the identity of its new agent in Hong Kong.

If the terms of the Engagement as set out in this Sponsor Agreement are satisfactory to you, kindly sign the enclosed copy of this Sponsor Agreement and return them to us.

We look forward to working with you on this important assignment.

[Signature pages follow]

Yours sincerely

J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED

By:	/s/ David Lau
Name: David Lau
Title: Managing Director

Agreed and Accepted:

COACH, INC.

By:	/s/ Daniel J. Ross
Name: Daniel J. Ross
Title: Vice President

SCHEDULE 1
WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY THE COMPANY

(a)
Issue of Listing Document.  No order preventing or suspending the use of the Listing Document has been issued by any regulatory authority or court in any relevant jurisdiction, including but not limited to the Stock Exchange or the Hong Kong Securities and Futures Commission or the United States Securities and Exchange Commission (“SEC”), and the Listing Document, at the time of issue thereof, complied in all material respects with all applicable laws and regulations, including but not limited to the Listing Rules and the Securities and Futures Ordinance (Chapter 571 of the laws of Hong Kong) (the “SFO”), and the Listing Document will not, does not or did not (as applicable) as of its date and as of the Listing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)
Contents of Listing Document.  All expressions of opinion, intention, or expectation set out in the Listing Document are made on reasonable grounds and are truly and honestly held by the Company and are and will be fairly based and there are and will be no other facts known or which could on reasonable inquiry have been known to the Company the omission of which would make any such statement or expression misleading or which are material in the context of the Listing.

(c)
Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Listing Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods covered thereby, and any other financial information included in the Listing Document, whether or not derived from the accounting records of the Company and its consolidated subsidiaries, presents fairly the information shown thereby.

(d)
No Material Adverse Change.  Since the date of the most recent audited financial statements of the Company included in the Listing Document, namely July 2, 2011, and except as set forth in the Listing Document and the Company's periodic reports and other public filings with the SEC (the "Public Filings), (i) there has not been any change in the capital stock (other than the issuance of Common Stock (as defined in the Listing Document) upon the exercise of stock options described as outstanding in, and the grant of options and awards under existing equity plans described in, the Listing Document and/or the Public Filings or share repurchases) or material change in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared (other than the quarterly cash dividends announced by the Company on August 17, 2011, and November 17, 2011), set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Listing Document.

(e)
Organization and Good Standing.  The Company and each of its significant subsidiaries, as defined in Rule 1-02 of Regulation S-X (each a “Significant Subsidiary”), have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Appendix IV, “Statutory and General Information” to the Listing Document.

(f)
Capitalization.  All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Listing Document or the Public Filings, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Company has an authorized capitalization as set forth in the Listing Document under the caption "Appendix III — Summary of the Charter and Bylaws, Certain Provisions of Maryland Corporate Law and Certain U.S. Securities and Tax Laws — Share Capital — Authorized Stock"; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(g)
The Depositary Receipts.  The depositary shares, representing shares of the Company’s common stock (“Depositary Shares”), when issued by JPMorgan Chase Bank, N.A., as depositary, against the deposit of shares of the Company's common stock in respect thereof in accordance with the deposit agreement dated November 24, 2011 (the “Deposit Agreement”), will be duly authorized and validly issued and will conform to the descriptions thereof in the Listing Document.

(h)
Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the US Internal Revenue Code of 1986, as amended, (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the United States (“US”) Securities Exchange Act of 1934, as amended (the “US Exchange Act”) and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with US GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the US Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(i)
Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement, the Deposit Agreement entered into between the Company and JPMorgan Chase Bank, N.A. (the “Depositary”), and the deed poll dated November 24, 2011 (the “Deed Poll”) executed by the Company and the Depositary in favour of the HDR Holders and the compliance advisor agreement dated November 24, 2011 (the “Compliance Advisor Agreement”) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken.

(j)
Transaction Documents.  Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and each of the Deposit Agreement, the Deed Poll and the Compliance Advisor Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(k)	Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Listing Document.

(l)
No Violation or Default.  Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m)
No Conflicts.  The execution and delivery by the Company of each of the Transaction Documents, the performance of its obligations thereunder, the issuance of the Depositary Receipts and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)
No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution or delivery by the Company of each of the Transaction Documents, the performance of its obligations thereunder or the consummation of the transactions contemplated thereby that has not already been obtained and remains valid.

(o)
Legal Proceedings.  Except as described in the Listing Document, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Listing Rules to be described in the Listing Document that are not so described in the Listing Document.

(p)
Independent Accountants.  Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States).

(q)
Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)
Title to Intellectual Property.  Except as disclosed in the Listing Document or except as would not have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would result in a Material Adverse Effect.

(s)
No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required under the Listing Rules to be described and that is not so described in the Listing Document.

(t)
Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed, in all relevant jurisdictions through the date hereof; except where the failure to file any such tax returns or pay any such taxes would not individually or in the aggregate, to have a Material Adverse Effect or except in the case of any such taxes as are being contested in good faith by appropriate proceedings and which are adequately provided for on the respective books of the Company and its subsidiaries; and except as otherwise disclosed in the Listing Document, there is no tax deficiency that has been, or, to the knowledge of the Company, could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets in any relevant jurisdiction that would have a Material Adverse Effect.

(u)
Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities in all relevant jurisdictions that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Listing Document, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Listing Document, neither the Company nor any of its subsidiaries has, in any relevant jurisdiction, received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(v)
Material Contracts.  All material contracts entered into within two years of the date of the Listing Document (other than contracts entered into in the ordinary course of business) by the Company or any of its subsidiaries have been listed in the Listing Document and no material contracts (other than those entered into in the ordinary course of business) will, without the written consent of the Sponsor, be entered into nor will the terms of any subsisting material contracts be varied (other than as aforesaid) prior to or on the date of completion of the Listing.

(w)
No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(x)
Compliance with and Liability under Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants appropriate for a retailer of its size and business (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case above where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(y)
Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the US Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries;  (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the US Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(z)
Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the US Exchange Act) that complies with the requirements of the US Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the US Exchange Act and similar requirements under the Listing Rules is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the US Exchange Act.

(aa)
Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the US Exchange Act) that comply with the requirements of the US Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company's most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(f) of the US Exchange Act, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(bb)
Insurance.  The Company and its subsidiaries have adequate insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(cc)
No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the US Foreign Corrupt Practices Act of 1977, the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong) or any other similar law in any other relevant jurisdiction; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd)
Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the US Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)
Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any US sanctions administered by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”).

(ff)
No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(gg)
No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Depositary Receipts.

(hh)
Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the US Securities Act and Section 21E of the US Exchange Act) contained in the Listing Document has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)
Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Listing Document is not based on or derived from sources that are reliable and accurate in all material respects.

(jj)
US Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the US Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “US Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)
Winding Up.  Neither the Company nor any of its subsidiaries has taken any action nor have any other steps been taken or legal proceedings been started or threatened against the Company or any of its subsidiaries for the winding up or dissolution of it or for it to enter into any arrangement or composition for the benefit of creditors or for the appointment of a receiver, administrative receiver, trustee or similar officer of it or of its properties, revenues or assets which is/are material and the Company and its subsidiaries can pay its debts as and when they fall due for payment.

SCHEDULE 2

INDEMNITIES

The Company agrees, subject to clause 3 of this Sponsor Agreement, as follows:

1.
To indemnify, and keep indemnified and hold harmless each of JPM for itself and as trustee for its affiliates (other than JPMorgan Chase Bank, N.A., as depositary) and its and their respective directors, officers, employees, agents and each other person, if any, who controls JPM or its affiliates (each an “Indemnified Person”) from and against any and all costs, expenses, losses, claims, damages and liabilities (a “Loss”) related to, arising out of or in connection with the Engagement, and will pay JPM an amount equal to such Loss (including the fees, costs  and disbursements of legal counsel ) as they are reasonably incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened, if an Indemnified Person is a party or reasonably expected to be a party. The Company will not, however, be responsible for any Loss finally, judicially determined to have resulted solely from the gross negligence or wilful misconduct or fraud of any Indemnified Person. No Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Engagement, except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted primarily from the gross negligence or wilful misconduct or fraud of such Indemnified Person.

2.
Without prior written consent from JPM, the Company will not settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this Sponsor Agreement will, without the Company’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in paragraph 1 above. JPM agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may give rise to a claim for indemnification under this Sponsor Agreement, whether or not such proceedings are pending or threatened, and to allow the Company to participate in such proceedings at its own expense.

SCHEDULE 3

THE CONDITIONS PRECEDENT DOCUMENTS

Part A

In respect of the conditions precedent documents set out in this Part A, if originals or certified copies are not available, signed copies by fax or electronic mail will constitute delivery provided that they are followed by the originals or certified copies, as applicable, to be received as soon as possible after completion of the Introduction.

I.	LEGAL DOCUMENTS

1.	A certified copy of the resolutions of the Directors:

(i)	approving and authorising the execution on behalf of the Company of this Sponsor Agreement together with all other agreements and documents necessary for the Introduction;

(ii)	approving the Introduction; and

(iii)	approving and authorising the issue of the Listing Document.
2.	A certified copy of all the Transaction Agreements.

II.	DOCUMENTS RELATING TO THE INTRODUCTION

3.	Two signed originals of the side letter dated the Listing Document Date (in the form set out in Exhibit A), signed by the Company.

4.
Two signed originals of the executed comfort letter dated the Listing Document Date from Deloitte & Touche LLP addressed to JPM confirming the financial information with respect to the Group set forth in the Listing Document (in form and substance satisfactory to JPM).

5.
A certified copy of each of the letters referred to in the section headed “Consents” in Appendix V to the Listing Document dated the Listing Document Date containing consents to the issue of the Listing Document with the inclusion of references to the respective parties’ names, and where relevant their reports and letters in the form and context in which they are included.

III.	LEGAL OPINIONS

6.	Two originals of the signed agreed form Maryland legal opinions issued by Venable LLP dated the Listing Document Date and addressed to JPM and JPMorgan Chase Bank, N.A.

Part B

In respect of the conditions precedent documents set out in this Part B, if originals or certified copies are not available, signed copies by fax or electronic mail will constitute delivery provided that they are followed by the originals or certified copies, as applicable, to be received as soon as possible after completion of the Introduction.

1.
No-Action letter issued by the U.S. Securities and Exchange Commission in relation to certain matters under the U.S. Securities Act, as amended, pertaining to the Depositary Shares and the carrying out of the transactions contemplated in the Deposit Agreement in form and substance satisfactory to the Company and the Depositary.

2.	A certified copy of each of the powers of attorney signed by each Director.

3.	Seven printed copies of the Listing Document, each duly signed by the chief financial officer of the Company.

4.
Two originals of the signed agreed form letter from the legal counsel set out in paragraph 6 of Part A above dated the Listing Date confirming that the legal opinions given by it are correct as at the Listing Date and addressed to JPM and JPMorgan Chase Bank, N.A.

5.	Two signed originals of the agreed form Hong Kong legal opinions from Fried, Frank, Harris, Shriver & Jacobson dated the Listing Date addressed to JPM and JPMorgan Chase Bank, N.A.

6.	Two certificates dated the Listing Date (in the form set out in Part 1A of Exhibit B) signed by the chief executive officer of the Company.

7.	Two certificates dated the Listing Date (in the form set out in Part 1B of Exhibit B) signed by the chief financial officer of the Company.

8.	A certified copy of Form B (standard form of which is set out in Appendix 5 of the Listing Rules) signed by each of the Directors.

Exhibit A

November 24, 2011

JPMorgan Chase Bank, N.A.
Depositary Receipts Group
Floor 58, 1 Chase Manhattan Plaza
New York 10005-1401
United States

Re:	Secondary listing of depositary receipts of Coach, Inc. (the “Company”) by way of introduction on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange of Hong Kong”)

We refer to the deposit agreement dated November 24, 2011 (the “Deposit Agreement”), between the Company and JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and to the sponsor agreement dated November 24, 2011 (the “Sponsor Agreement”), between the Company and J.P. Morgan Securities (Asia Pacific) Limited (the “Sponsor”). All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Deposit Agreement.

The Company hereby confirms that the Depositary may rely upon the following representations and warranties of the Company contained in Schedule 1 of the Sponsor Agreement as if such representations and warranties were made directly to and for the benefit of the Depositary as of the dates set forth in the Sponsor Agreement:

(e)	Organization and Good Standing
(f)	Capitalization
(g)	The Depositary Receipts
(i)	Due Authorization
(j)	Transaction Documents
(l)	No Violation or Default
(m)	No Conflicts
(n)	No Consents Required
(kk)	Winding Up

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of Hong Kong.

This letter agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

[Signature pages follow]

Yours sincerely,

Coach, Inc.

By:
Name:
Title:

[Signature page for reliance letter dated November 24, 2011]

Agreed and Accepted:

JPMorgan Chase Bank, N.A.

By:
Name:
Title:

[Signature page for reliance letter dated November 24, 2011]

Exhibit B

Part 1A

COACH, INC.

CLOSING CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER
OF THE COMPANY

I, Lew Frankfort, the Chief Executive Officer of Coach, Inc., a Maryland corporation (the “Company”), pursuant to the sponsor agreement dated November 24, 2011 (the “Sponsor Agreement”) entered between the Company and J.P. Morgan Securities (Asia Pacific) Limited, do hereby certify, in such capacity and not in my personal capacity, that to the best of my knowledge and belief:

1.
as at the date hereof, there has been no material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise) in the business, properties, shareholders’ equity or results of operations of the Group (being the Company and its Subsidiaries taken as a whole) since the date of the Sponsor Agreement;

2.
the Warranties contained in the Sponsor Agreement are true and correct as at the date hereof, and there has been no event which makes any of the Warranties untrue, inaccurate, misleading or breached in any respect and which may have a material adverse effect on the HDR Holders in the context of the Introduction taken as a whole on the date hereof; and

3.
the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied under the Sponsor Agreement.

Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to such terms in the Sponsor Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

[Signature page follows]

SIGNED AND CONFIRMED BY:
For and on behalf of the Company

By:
	Name:	Lew Frankfort
	Title:	Chief Executive Officer
Dated:

Exhibit B

Part 1B

COACH, INC.

CLOSING CERTIFICATE OF THE CHIEF FINANCIAL OFFICER OF THE COMPANY

I, Jane Nielsen, the Chief Financial Officer of Coach, Inc., a Maryland corporation (the “Company”), pursuant to the sponsor agreement dated November 24, 2011 (the “Sponsor Agreement”) entered between the Company and J.P. Morgan Securities (Asia Pacific) Limited, do hereby certify, in such capacity and not in my personal capacity, that to the best of my knowledge and belief:

1.
as at the date hereof, there has been no material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise) in the business, properties, shareholders’ equity or results of operations of the Group (being the Company and its Subsidiaries taken as a whole) since the date of the Sponsor Agreement;

2.
the Warranties contained in the Sponsor Agreement are true and correct as at the date hereof, and there has been no event which makes any of the Warranties untrue, inaccurate, misleading or breached in any respect and which may have a material adverse effect on the HDR Holders in the context of the Introduction taken as a whole on the date hereof; and

3.
the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied under the Sponsor Agreement.

Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to such terms in the Sponsor Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

[Signature page follows]

SIGNED AND CONFIRMED BY:
For and on behalf of the Company

By:
	Name:	Jane Nielsen
	Title:	Chief Financial Officer
Dated: